EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement No. 333-163280 on Form F-1 of Exceed Company Ltd. of our report dated March 23, 2009 on the financial statements of 2020 ChinaCap Acquirco, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
December  17 , 2009